SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 13, 2008
ALION SCIENCE AND TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691
(State or Other	(Commission File	(IRS Employer
Jurisdiction	Number)	Identification No.)
of Incorporation)
1750 Tysons Boulevard
Suite 1300
McLean, VA 22102
(703) 918-4480
(Address, including Zip Code and Telephone Number, including
Area Code, of Principal Executive Offices)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
The information in this report set forth under Item 7.01 is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
At a meeting and via teleconference on November 13, 2008, the Company disclosed the following non-public information to holders of beneficial interests in the Company’s common stock held by the Alion Science and Technology Employee Ownership Savings and Investment Trust.
Alion had approximately $740 million in revenue for the fiscal year ended September 30, 2008, substantially equivalent to prior year revenue. Management estimates that earnings before interest, taxes, depreciation and amortization will be less than planned for the year ended September 30, 2008. The Company collected approximately $230 million in cash from outstanding accounts receivable during the three month period ended September 30, 2008.
The Company has not completed its financial analysis for the year ended September 30, 2008. The foregoing estimates and approximations relating to current or future performance constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, and are based on the Company’s preliminary internal estimates for its fiscal year ended September 30, 2008. These estimates and approximations may be subject to adjustments in connection with the Company’s routine closing procedures. The Company’s financial statements for fiscal year 2008 have not yet been audited by its independent public accountants. The Company’s actual results for the fiscal year ended September 30, 2008 may differ materially from its current estimates and approximations. Accordingly, investors are cautioned not to place undue reliance on the foregoing estimates and approximations.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 14, 2008

ALION SCIENCE AND TECHNOLOGY CORPORATION
By:	/s/ Michael J. Alber
Name:	Michael J. Alber
Title:	Principal Financial Officer

3